EXHIBIT A

AGREEMENT

Pursuant to Securities Exchange Act

Rule 13d-1(k)(1)(iii)

The undersigned hereby agree that the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

DULY EXECUTED this 23rd day of April, 2001.

/s/ Harold G. Powell

Harold G. Powell

HAROLD G. POWELL FAMILY

REVOCABLE TRUST, UA DATED 9/8/93

By: /s/ Harold G. Powell

Harold G. Powell, Trustee

HAROLD G. POWELL REVOCABLE

TRUST DATED 9/8/93

By: /s/ Harold G. Powell

Harold G. Powell, Trustee

/s/ Anna M. Powell

Anna M. Powell

/s/ Rebecca Powell Casey

Rebecca Powell Casey

/s/ Michael T. Casey

Michael T. Casey

H. RAINEY POWELL AND MARY U.

POWELL 1997 IRREVOCABLE TRUST

By: /s/ Michael T. Casey

Michael T. Casey, Trustee

/s/ H. Rainey Powell

H. Rainey Powell

/s/ Mary U. Powell

Mary U. Powell

/s/ Lisa Powell Hunt

Lisa Powell Hunt

/s/ Clay M. Hunt

Clay M. Hunt

ELIZABETH M. POWELL TRUST A

By: Arvest Trust Company, N.A., Trustee

By: /s/ Lewis Beckett

Title: Senior Vice President and Trust Officer

ELIZABETH M. POWELL TRUST B

By: Arvest Trust Company, N.A., Trustee

By: /s/ Lewis Beckett

Title: Senior Vice President and Trust Officer

ARVEST TRUST COMPANY, N.A.

By: /s/ Lewis Beckett

Title: Senior Vice President and Trust Officer

ARVEST BANK GROUP, INC.

By: /s/ Rick Chapman

Title: Vice President